Exhibit 10.1
AMENDMENT No. 1
     This Amendment No. 1, dated January 24, 2007 (“Amendment No. 1”), is to the Agreement made as of the 31st day of May, 2005 (the “Agreement”) by and between Tollgrade Communications, Inc., a Pennsylvania corporation (the “Corporation”), and Mark B. Peterson, an individual residing in the Commonwealth of Pennsylvania and an employee of the Corporation (the “Executive”).
WITNESSETH:
     WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to extend the term of the Agreement with the Executive.
     NOW, THEREFORE, the parties hereto, each intending to be legally bound hereby, agree as follows:
1.	Amendment to Section 10(a). Section 10(a) of the Agreement shall be amended by replacing the existing language with the following:
(a)	This Agreement shall be for a term beginning on the date first written above and expiring on December 31, 2009 and shall automatically be extended for successive additional terms of one year unless termination occurs pursuant to subsection (b) below.
2.	No Other Modifications. Except as set forth herein, the Agreement shall remain in full force and effect, in accordance with its original terms.
     IN WITNESS WHEREOF, this Amendment No. 1 has been executed on the date first above written.

ATTEST:	TOLLGRADE COMMUNICATIONS, INC.

/s/ Jennifer M. Reinke	By:	/s/ Sara M. Antol

	Title:	General Counsel and Secretary

WITNESS:

/s/ Joseph O’Brien	/s/ Mark B. Peterson

Mark B. Peterson, Executive